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                                                                   Exhibit 10.04

                           AAM/GMCL SUPPLY AGREEMENT*




                      DATED THE 17TH DAY OF February, 1994




                  BETWEEN: AMERICAN AXLE & MANUFACTURING, INC.



                                     - AND -



                        GENERAL MOTORS OF CANADA LIMITED











----------------------
* Portions of this Exhibit 10.04 were omitted and filed separately with the Secretary of the Securities and Exchange Commission (the "Commission") pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933, as amended. Such portions are marked by the symbol "***".

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                                SUPPLY AGREEMENT

                  This SUPPLY AGREEMENT (the "Agreement") is made and entered into on the 17TH day of February 1994,

BY AND BETWEEN:

                  GENERAL MOTORS OF CANADA LIMITED,
                  a corporation organized and existing

                  under the laws of Canada

                  (hereinafter referred to as "GMCL")

                                  -and

                  AMERICAN AXLE & MANUFACTURING, INC.,
                  a corporation organized and existing
                  under the laws of Delaware

                  (hereinafter referred to as "AAM")


                  WHEREAS AAM will become a supplier of axles to General Motors Corporation ("GM") effective March 1, 1994;

                  AND WHEREAS, GMCL has agreed to provide axles to AAM in accordance with the terms and conditions set out herein;

                  NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, it is mutually agreed as follows:

                  1.  SCOPE OF THIS AGREEMENT

                  This Agreement shall only cover and be applicable to GMCL Axles and Accommodation Parts (as defined below) which shall be manufactured and/or assembled by GMCL and which shall be supplied by GMCL to AAM and shall be purchased by AAM from GMCL for resale by AAM.

                  2.  DEFINITIONS

                  When used in this Agreement, the following definitions shall apply:

                  (a) "AAM" shall mean American Axle & Manufacturing, Inc.


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                                                                               2


                  (b) "Accommodation Parts" shall mean any part which is not now a GMCL Axle and which does not become a GMCL Axle pursuant to Section 3D of this Agreement and which GMCL sells to AAM pursuant to the terms of this Agreement.

                  (c) "Accommodation Parts Unit Price" shall mean that selling price between GMCL and AAM established for an Accommodation Part pursuant to Section 4D (1) of this Agreement.

                  (d) "Axle Business" shall mean that business of GMCL which is the production and sale of rear wheel drive axle assemblies and

         Accommodation Parts for passenger vehicles and light duty trucks and specifically excludes that business related to the production and sale of independent rear suspensions, brakes, brake components and forging.

                  (e) "Effective Date" shall mean March 1, 1994 or such other date as may be agreed to in writing by the Parties.

                  (f) "Engineering Change Notice" or "ECN" shall mean the document which provides complete descriptions. including designs and design information, of any proposed alteration to any existing GMCL Axle or Accommodation Part.

                  (g) "Event of Termination" shall have the meaning set forth in
         Section 12B of this Agreement.

                  (h) "Final General Specifications" shall mean any final specifications including final ECN and updated specifications with respect to each GMCL Axle or Accommodation Part, delivered to GMCL in respect of any GMCL Axle or Accommodation Part, proposed New Part, or proposed alteration to any existing GMCL Axle.

                  (i) "Force Majeure" shall mean an event or occurrence beyond the reasonable control of a Party and without its fault or negligence, such as, by way of example and not by way of limitation, acts of God, actions by any governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage, labor problems (including lockouts, strikes and slowdowns), inability to obtain power, material, labor, equipment or transportation, or court injunction or order.

                  (j) "GM" shall mean General Motors Corporation.

                  (k) "GMCL" shall mean General Motors of Canada Limited.

                  (l) "GMCL Axle" shall mean those parts listed on Schedule 1, as modified from time to time pursuant to this Agreement, and shall also mean all New Parts and altered GMCL Axles that GMCL produces pursuant to Section 3D of this Agreement.


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                                                                               3


                  (m) "GMCL's Manufacturing Capability" shall mean the maximum volume of GMCL Axles and Accommodation Parts at which GMCL's St. Catharines Component Plant can operate taking into consideration such factors as machinery and equipment, tools and available manpower.

                  (n) "New Part" shall mean any new product or substantially redesigned GMCL Axle which is produced pursuant to this Agreement.


                  (o) "Party" or "Parties" shall mean only AAM and/or GMCL.

                  (p) "Product Assurance Procedures" shall mean GMCL's procedures referred to in Section 3E of this Agreement which set forth the procedures and terms and provisions used in connection with measuring and assuring a level of quality for GMCL Axles and Accommodation Parts.

                  (q) "Prototype/Pilot Parts" shall mean those parts produced on a pre-production basis for design and/or manufacturing process development purposes in relation to a proposed New Part or a proposed alteration to a GMCL Axle.

                  (r) "Purchase Procedures" shall have the meaning set forth in
         Section 4C of this Agreement.

                  (s) "Sales Area" shall mean any area in Canada Mexico or the United States into which the GMCL Axles or Accommodation Parts, or any product into which the GMCL Axles or Accommodation Parts are incorporated, are sold by AAM.

                  (t) "Safety Acts" shall mean the Canadian, Mexican, and United States of America federal, state, provincial, municipal or other statutes and regulations thereto including the "Motor Vehicle Safety Act of Canada" ("MVSA") and regulations thereunder and all amendments thereto, that deal with or relate to the safety of a motor vehicle [or otherwise affect the design and/or manufacturing of motor vehicle and/or motor vehicle parts]

                  (u) "Start of Production Date" shall mean the date established by GMCL and AAM pursuant to Section 3D of this Agreement for start of production of a proposed New Part or a proposed altered GMCL Axle.

                  (v) "St. Catharines Components Plant" shall mean that GMCL facility located at 285 Ontario Street, St. Catharines, Ontario to the extent such facility is used for the Axle Business.

                  (w) "Unit Price" shall mean that selling price between GMCL and AAM set forth in Schedule 2 as amended from time to time pursuant to Section 3D of this Agreement.


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                                                                               4


                  3.  PRODUCTS

                  A.  Development and Planning

                  AAM has full responsibility, including compliance with all Safety Acts and other governmental regulations applicable in the Sales Area, for the development and design of all GMCL Axles and Accommodation Parts including those designs for existing GMCL Axles and Accommodation Parts.

                  GMCL shall have full responsibility for the manufacturing and assembly of all GMCL Axles and Accommodation Parts in compliance with the Final General Specifications, designs and ECN's delivered to GMCL by AAM. GMCL shall have the right to receive and use all Final General Specifications and ECN's related to each GMCL Axle and Accommodation Part.

                  AAM shall be responsible for any modifications or additions to Accommodation Parts that are made after their delivery to AAM.

                  B.  New Part Review

                  In connection with each proposed New Part and each proposed alteration to any GMCL Axle, and as soon as practicable prior to the proposed Start of Production Date for such proposed New Part or proposed altered GMCL Axle, AAM will review its proposed production specifications with GMCL with a view to ensuring receipt and due consideration by AAM of GMCL input with respect thereto.

                  C. Tests on Proposed New Parts, Proposed Alterations to GMCL Axles and on GMCL Axles

                  (1)  In General

                  The Parties agree that validation testing and evaluation of any Prototype/Pilot Parts, proposed alterations to a GMCL Axle or proposed New Parts shall be, subject only as provided below, performed by AAM at AAM's sole expense. If AAM desires that GMCL perform any tests, testing or evaluation required in respect of a Prototype/Pilot Part, proposed alteration to a GMCL Axle, proposed New Part or any other part, then AAM shall immediately notify GMCL. If GMCL agrees to perform such testing or evaluation then AAM shall pay to GMCL the price therefor which is agreed upon between AAM and GMCL. GMCL shall from time to time conduct certain testing on and/or in connection with the GMCL Axles and/or Accommodation Parts. Such testing will continue to occur in the normal course pursuant to Product Assurance Procedures and GMCL will continue to bear all costs related to such testing. In the event that AAM desires any additional testing on and/or in connection with any GMCL Axles or Accommodation Parts at any time, GMCL shall cooperate with AAM in that respect and all costs related to such testing shall be borne by AAM including all costs incurred by GMCL in connection with such cooperation. Payment


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                                                                               5


for any such testing shall be made within 30 days of delivery of an invoice to AAM by GMCL.

                  (2)  Product Problem Reporting and Resolution


                  Unless otherwise agreed, the Parties shall use GMCL's product problem reporting and resolution procedure. Each Party will, in writing and at its own expense, provide the other Party with information relating to any deficiencies which are disclosed by the tests conducted pursuant to this Section
C. GMCL, at its own expense, shall make available at the sites where the GMCL Axles or Accommodation Parts will be tested, such personnel as may be reasonably required to: (i) facilitate a determination as to cause of any test incident;
(ii) discuss quality problems; and (iii) participate in determining the corrective action which may be taken. AAM and GMCL will jointly designate those deficiencies on which they require corrective action and further testing to verify the effectiveness of such corrective action, the cost of which shall be borne by AAM unless the problem/deficiency is a result of a deficiency in GMCL's production process in which case the cost shall be borne by GMCL.

                  D.  New Parts Production and Alterations To GMCL Axles

                  (1) To enable GMCL to determine whether or not it will be within GMCL's Manufacturing Capability to produce a proposed New Part or proposed altered GMCL Axles, AAM will prepare and deliver as soon as reasonably possible to GMCL the following information and materials in connection with each proposed New Part and proposed alteration to a GMCL Axle:

                     (i) Engineering Change Notices; and

                     (ii) Descriptions, (including engineering designs and blueprints), of each proposed New Part or proposed alteration to a GMCL Axle, and engineering support which will facilitate GMCL's analysis of its capabilities to produce the proposed New Part and/or the proposed alteration to a GMCL Axle.

                  (2) As soon as is reasonably possible following receipt of the information and materials referenced in Paragraph (1) above, GMCL will advise AAM as to whether or not the production of the proposed New Part and/or the proposed alteration to a GMCL Axle for sale to AAM, is within GMCL's Manufacturing Capability. If such production is within GMCL's Manufacturing Capability and the Parties have agreed upon the Unit Price and the Start of Production Date, GMCL will produce such New Part or altered GMCL Axle. Schedule "2" of this Agreement shall be amended by the Parties to reflect the agreed upon Unit Price for the New Part or the altered GMCL Axle. as the case may be. and such New Part or altered GMCL Axle shall thereafter be a "GMCL Axle" for purposes of this Agreement.

                  (3) The Parties shall review together and agree upon the extent to which any new equipment and/or tooling must be purchased and the extent to which any modifications


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                                                                               6



are required to existing equipment and/or tooling in order to ensure that GMCL will be able to produce high quality New Parts and high quality altered GMCL Axles, as the case may be. The total cost for any and all such purchases and modifications shall be borne by AAM. Any tooling purchased by AAM for use by GMCL in the production of New Parts and/or altered GMCL Axles shall remain the property of AAM and shall be maintained by GMCL tin accordance with the practices of GMCL used by GMCL in the normal course for the maintenance of it equipment in its Axle Business prior to the Effective Date.

                  (4) AAM agrees to provide GMCL, at a price of *** (U.S.) for the *** calendar year and at a price to be mutually agreed to by the Parties for each calendar year thereafter, all of the product engineering support GMCL may require either before or after the Start of Production Date for any GMCL Axle, Accommodation Part, proposed New Part or proposed altered GMCL Axle, as the case may be, to ensure that GMCL is able to produce high quality GMCL Axles and Accommodation Parts.

                  (5) In the event that it is within GMCL's Manufacturing Capability and GMCL has agreed to produce a New Part or an altered GMCL Axle, AAM agrees to provide GMCL with the Final General Specifications in respect thereof and thereby, the right to use same, as soon as is reasonably possible. AAM will ensure that such Final General Specifications are received by GMCL within a time frame prior to the Start of Production Date that will permit GMCL reasonable time to prepare its operations for production of the New Part or altered GMCL Axles, as the case may be, in accordance with its obligations under this Agreement.

                  E.  Quality Assurance and Warranty

                  (1) Warranty - GMCL Axles and Accommodation Parts

                  (a) GMCL expressly warrants that all GMCL Axles and Accommodation Parts will conform to the specifications, drawings, samples, or written descriptions furnished or delivered by AAM to GMCL, and will be merchantable, of good material and workmanship and free from defect. GMCL provides no other warranty, either express or implied. of any nature whatsoever including, without limiting the generality of the foregoing. any warranty as to fitness for purpose or use.

                  (b) ***

                  (2) Quality Assurance

                  (a) To measure and assure the necessary level of quality of GMCL Axles or Accommodation Parts supplied by GMCL to AAM, GMCL will use product assurance procedures (the "Product Assurance Procedures") similar to those used by GMCL for GMCL Axles produced prior to the Effective Date.


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                                                                               7



                  (b) Each Party shall furnish to the other Party access to those records which such Party may reasonably require for the purpose of enabling it to repair or correct any defective or malfunctioning GMCL Axles or Accommodation Parts.

                  AAM personnel shall have the right to visit the St. Catharines Components Plant, during normal business hours and upon reasonable notice to GMCL.

                  (3)  Preparation, Packaging, and Packing

                  Except as AAM and GMCL may otherwise agree, GMCL shall preserve, prepare and pack GMCL Axles supplied by GMCL to AAM for transportation in accordance with the procedures used by GMCL for shipment of GMCL Axles to GM prior to the Effective Date. Such procedures may be modified by agreement between the Parties.

                  F.  Product Liability

                  GMCL shall defend, indemnify, and hold harmless AAM, its officers, agents, and employees, from and against any and all claims, suits, causes of action, liabilities, losses, damages, costs of settlement, and expenses (including reasonable attorneys fees) which may be imposed upon or incurred by AAM from claims, suits, or causes of action (including without limitation those for death, person injury, or property damage) by any person whatsoever at any time against AAM, its officers, agents, and employees, arising from, caused, or alleged to be caused by the manufacture of any GMCL Axles or Accommodation Parts.

                  AAM shall defend, indemnify, and hold harmless GMCL, its officer, agents, and employees, from and against any and all claims, suits, causes of action, liabilities, losses, damages, costs of settlement, and expenses (including reasonable attorneys fees) which may be imposed upon or incurred by GMCI from claims, suits, or causes of action (including without limitation those for death, personal injury, or property damage) by any person whatsoever at any time against GMCL, its officers, agents, and employees, arising from, caused or alleged to be caused by the design, operation, use, sale, or transfer of any GMCL Axles or Accommodation Parts or caused or alleged to be caused by the design, manufacture, operation, use, sale, or transfer of any components or products manufactured or sold by AAM other than GMCL Axles or Accommodation Parts.

                  4.  SUPPLY AND PURCHASE OBLIGATIONS AND ARRANGEMENTS

                  A.  General Understandings

                  The following general understandings will apply to the supply and purchase commitments made under this Agreement:

Deliveries shall be made both in the proper quantities, mix and at the times specified in AAM's delivery schedules (the "Delivery Schedules"). Such Delivery Schedules shall reflect those delivery schedules provided to AAM by its customers and shall be delivered to GMCL



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                                                                               8


in accordance with the Purchase Procedures defined below and as soon as is reasonably possible following receipt by AAM thereof:

                  In setting forth supply and purchase procedures under this
Section 4, AAM and GMCL acknowledge that their mutual best interests can best be served if orderly procedures and scheduling are followed consistently in the making of supply and purchase commitments under this Agreement. AAM and GMCL further acknowledge that a decree of flexibility is necessary in the actual purchasing and supply process to accommodate AAM's requirements, which will be based on the requirements of GM, and GMCL's business and manufacturing practices.

                  As soon as is reasonably possible following Effective Date, AAM shall deliver to GMCL its best estimates of the total volumes of each GMCL Axle that it anticipates purchasing from GMCL for each calendar year of this Agreement in addition to their anticipated allocation plan for such periods. If, at any time, AAM determines that these estimates will vary, up or down, by any material amount, AAM shall immediately advise GMCL so as to ensure that GMCL has as much prior written notice as is reasonably possible, of any such material reduction or increase.

                  B.  AAM Purchase Obligations

                  AAM shall at all times, use its best efforts to purchase at least those quantities of each GMCL Axle and Accommodation Part as established in the Delivery Schedules, in a manner which provides GMCL with a stable production volume permitting it to minimize fluctuations in production schedules and which is in accordance with the Purchase Procedures defined below.

                  C.  Purchase Procedures

                  As soon as practicable following the execution of this Agreement, GMCL and AAM shall agree upon those procedures, in accordance with which GMCL Axles orders shall be submitted by AAM to GMCL (collectively, the "Purchase Procedures").

                  D.  Terms of Sale

                  GMCL shall at all times. use its best efforts to supply to GMCL to the extent of GMCL's Manufacturing Capability. those quantities of each GMCL Axle and Accommodation Part in the Delivery Schedules tin accordance with the Purchase Procedures and any other terms that may be agreed to bs the Parties from time to time pursuant to this Agreement, including the terms set out below:

                  (l)  Pricing


                      (i) The Unit Price to be paid by AAM to GMCL for each GMCL Axle is set forth in Schedule "2" of this Agreement as such Schedule may be amended from time to time by agreement in writing by the Parties;


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                                                                               9



                     (ii) The Accommodation Parts Unit Price to be paid by AAM which relates to an Accommodation Part shall be negotiated and agreed upon by the Parties at the time that GMCL agrees to supply such Accommodation Part to AAM;

                    (iii) All Unit Prices and Accommodation Parts Unit Prices shall be in the currency of the United States of America; and

                     (iv) AAM shall be liable for and shall pay to GMCL or the appropriate taxing or governmental authority, any tax, duty, levy, import charge or other amount properly payable in connection with the purchase by AAM of GMCL Axles or Accommodation Parts pursuant to this Agreement.

                  (2)  Delivery Terms and Title

                  All deliveries to AAM pursuant to this Agreement shall be made on an "FOB GMCL St. Catharines Components Plant" basis unless otherwise agreed to by the Parties and the property, control, beneficial ownership and legal title in and to the GMCL Axles and Accommodation Parts shall pass to AAM upon delivery.

                  (3)  Invoicing and Payment

                  On a weekly basis, GMCL shall invoice AAM for the GMCL Axles and Accommodation Parts delivered by GMCL. Full payment of the Unit Price or Accommodation Part Price in respect of each GMCL Axle or Accommodation Part delivered to AAM shall be due and payable, in immediately available funds, on the *** following invoice date. All payments shall be made in U. S. Dollars.

                  E.  Volume/Mix and Catastrophic Reduction

                  It is AAM's intent to continue the use of the current Axle allocation formula set out in Schedule "3". AAM will give serious consideration to any proposed revision to the current allocation formula in a manner which is consistent with the maintenance of the best interests of each Party including without limitations, the maintenance of AAM's profitability and the maintenance of the economic viability of the Axle Business at the St. Catharines Components Plant. In the event of a major or catastrophic reduction in overall market demand for GM products, causing a proportional reduction in demand for AAM products, AAM will adjust plant allocation as it sees fit: Provided however that, in the event that any such catastrophic reduction in demand reduces or is reasonably expected to reduce those volumes of GMCL Axles purchased or to be purchased by AAM from GMCL over any six (6) month period to less than 1600 GMCL Axles per day, then the Parties agree to renegotiate, in good faith, the Unit Prices and Accommodation Parts Unit Prices.

                  5.  PROVISION OF PROTOTYPE/PILOT PARTS

                  AAM may request preproduction by GMCL of Prototype/ Pilot Parts in order to conduct research or perform special testing. Subject to GMCL's agreement to produce such


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                                                                              10


Prototype/ Pilot Parts, GMCL will furnish AAM with Prototype/Pilot Parts in accordance with:

                  (a) general specification information agreed upon by the Parties;

                  (b) a schedule for delivery agreed upon by the Parties, including any special shipping arrangements required;

                  (c) a per unit price and payment terms agreed upon by the Parties; and

                  (d) the other terms of this Agreement unless otherwise agreed to by the Parties.

                  6.  POTENTIALLY HARMFUL INGREDIENTS

                  Each Party shall provide the other Party with a list of all potentially harmful ingredients known by it to be included or contained in any GMCL Axle or Accommodation Part supplied hereunder or in any components or materials from which GMCL Axles or Accommodation Parts supplied hereunder, are manufactured which are covered by Canadian and/or United States laws or regulations or as may be required by the Parties. Thereafter, if necessary to comply with any applicable federal, state. provincial territorial or other applicable law or regulation, GMCL or AAM, as the case may be, will to the best of its knowledge, furnish AAM or GMCL, as the case may be, with information concerning changes in such lists of ingredients.

                  7.  INSURANCE

                  Unless otherwise agreed to by the Parties, each Party agrees to maintain, at its own expense, broad form comprehensive liability insurance on an occurrence form basis (including product, completed operations, and contractual liability covering the terms of this Agreement), whether primary or excess coverage, or a combination thereof, with a combined single limit for personal injury and property damage of not less than Ten Million U.S. Dollars (U.S. $10,000,000) per occurrence, at all times, from the Effective Date through the termination of this Agreement.

                  Each Party shall ensure that the other Party is named as an additional insured and loss payee to such insurance coverage. Upon request of a Party, the other Party shall provide the requesting Party with certificates of insurance evidencing the coverage described above showing the requesting Party as a named additional insured and loss payee. No cancellation, modification or material change to this coverage shall be made without thirty (30) days written notice to the other Party.

                  8.  INFORMATION AND MATERIALS

                  A.  Use of Information and Materials



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                                                                              11


                  It is anticipated that in connection with the performance of their respective responsibilities and obligations under this Agreement, AAM and GMCL will be providing each other with information, data, and materials that each of them have developed or that pertains to their respective operations.

                  The information, data, and materials provided by one Party to the other Party will be utilized by the receiving Party solely in connection with the performance of the receiving Party's responsibilities and obligations under and in furtherance of the obligations contemplated by this Agreement. AAM and GMCL may in any specific situation instruct the other Party as to the degree of confidentiality that is to be observed by the receiving Party with respect to, and the manner in which the receiving Party may utilize, the information, data, or materials furnished to it.

                  However, neither AAM nor GMCL shall be required to keep confidential any information, data, or materials which are, or become, publicly available through no fault of the receiving Party; or which are already in the possession of either of them under arrangements which are not confidentiality arrangements between AAM and GMCL or related to confidentiality agreements between GM and AAM; or which are independently developed by either of them without access to confidential information of the other Party; or which are rightfully obtained from third parties, or which are disclosed with the prior written consent of the other Party.

                  9.  RESPONSIBILITY FOR PERSONNEL

                  Whenever AAM or GMCL sends its own personnel to plants or offices of the other of them or for conferences, negotiations, discussions, or preparation of materials or of documents required or appropriate under this Agreement, the Party sending such personnel shall be responsible for all living and traveling expenses of, and for injury to, death of, or property loss, or damage suffered by, such personnel.

                  Each Party, however, shall extend such assistance to the other's personnel as it may deem desirable and appropriate under the circumstances.

                  10.  PATENTS

                  AAM will defend, protect, and save harmless GMCL, its successors, assigns, and users of GMCL Axles and Accommodation Parts against all suits at law or in equity, and from all damages, claims, and demands and all losses and costs, including reasonable legal costs for actual or alleged infringement of any Canadian or foreign patent by reason of the use or sale of GMCL Axles and Accommodation Parts in the Sales Areas as and where such actual or alleged infringement would not be attributable solely to GMCL's cause and fault.

                  AAM hereby grants to GMCL a non-exclusive, non-transferable right to use all patents, technical information and other forms of intellectual property rights associated with the GMCL Axles and Accommodation Parts for the purposes of fulfilling its obligations under this Agreement. Upon receipt of approval from AAM, which approval shall not be


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                                                                              12


unreasonably withheld or delayed, the license hereby granted by AAM to GMCL shall be sublicensable to third parties for the purposes only of making, having made, using and/or selling to GMCL, GMCL Axles, Accommodation Parts, New Parts and/or Prototype/Pilot Parts for resale to AAM.

                  AAM shall not assert any claim against GMCL with respect to GMCL's use of any technical information which AAM shall have disclosed or may hereafter disclose to GMCL in connection with GMCL Axles and Accommodation Parts, provided such use is in accordance with the terms of this Agreement and in the absence of a separate written agreement directed to the use of such technical information.

                  11.  FORCE MAJEURE

                  GMCL shall not be liable to AAM if it is delayed in the performance or fails to perform any of its obligations or responsibilities under this Agreement, if such delay or failure is due to Force Majeure. Without limiting the generality of the foregoing, GMCL shall make all reasonable efforts to fill each Delivery Schedule that is received by GMCL in accordance with the Purchase Procedures, but shall not be liable in any respect for failure to deliver or for delay in delivery of the GMCL Axles or Accommodation Parts where such failure or delay is due wholly or in part to Force Majeure.


                  In the event of Force Majeure, GMCL shall immediately give written notice of such Force Majeure to AAM and shall give its best estimate of the extent to which and the length of time GMCL's ability to perform may be prevented, interfered with, or delayed. GMCL shall, in any case, employ due diligence in endeavoring to cure any such cause, event, or occurrence and to resume performance.

                  If it is determined that any of the supply and purchase commitments that have been made under this Agreement cannot be fulfilled because of Force Majeure, AAM and GMCL may, by mutual agreement, modify the applicable commitments to the extent deemed necessary or appropriate.

                  12. EFFECTIVE DATE, TERM AND TERMINATION

                  A.  Term of Agreement

                  This Agreement shall become effective on the Effective Date and shall continue in effect until September 14, 1996 unless earlier terminated pursuant to this Section 12.

                  B.  Termination due to Certain Acts or Events

                  Each of the following shall be referred to as an "Event of Termination" of a Party:


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                                                                              13


                  (a) Any attempted or actual sale, transfer or assignment by that Party of this Agreement or any of the rights granted to that Party hereunder, or any attempted or actual transfer, assignment or delegation by that Party of any of the responsibilities assumed by it under this Agreement, except where such transfer, assignment or delegation of rights or responsibilities is to one of its divisions, subsidiaries, affiliated, related or associated corporations or is otherwise permitted herein or is otherwise agreed to by the Parties.

                  (b) Insolvency of that Party, suspension of payments by that Party, filing of a voluntary petition in bankruptcy by that Party, filing of a petition to have that Party declared bankrupt or appointment of a receiver or trustee or the like for that Party; execution by that Party of an assignment for the benefit of creditors or any foreclosure or other due process of law whereby a third party acquires rights to the operation, ownership or principal assets of that Party.


                  In the event that one Party elects to terminate this Agreement pursuant to this Paragraph 12B, that Party shall first notify the other Party in writing of the grounds for the intended termination. In the event that the receiving Party fails to remedy such grounds for termination within sixty (60) days after such notice is so delivered, then the notifying Party may, at its option, terminate this Agreement effective at any time during the remaining term of this Agreement.

                  C.  Performance After Termination

                  Termination of this Agreement shall not relieve either Party from completing any commitments to supply or commitments to purchase or pay for GMCL Axles and Accommodation Parts that remain in effect under any Delivery Schedule that extends beyond the effective date of termination or from discharging completely any and all other obligations under this Agreement which exist at the date of termination, subject to the other terms of the Agreement.

                  Upon the effective date of termination of this Agreement, the Parties shall negotiate, subject to other provisions of this Section 12, an arrangement between them that will minimize losses that may be incurred by each of the Parties as a result of termination.

                  13.  GENERAL PROVISIONS

                  A.  Notices

                  Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

                  (a)  in the case of a notice to GMCL at:

                         General Motors of Canada Limited
                         570 Glendale Avenue
                         St. Catharines, Ontario
                         L2R 7B3
                         Attention:  Plant Manager
                         Fax:  (905) 641-7081

with a copy of the notice to:

                         General Motors of Canada Limited

                         ATTENTION:  Vice-President, General Counsel
                         1908 Colonel Sam Drive
                         Oshawa, Ontario
                         L1H 8P7
                         Fax: (905) 644-3830

                  (b) in the case of a notice to AAM at:

                         American Axle & Manufacturing, Inc.
                         1840 Holbrook Avenue
                         Detroit, Michigan
                         48212-3488
                         Attention:  B.G. Mathis, Vice-President Administration
                         Fax: (313) 974-2070

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this Section. Any Notice personally delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day then the Notice shall be deemed to have been given and received on the next business day. Any Notice sent by prepaid registered mail shall be deemed to have been given and received on the fifth business day following the date of its mailing. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first business day after its transmission.

                  B.  Waivers

                  The failure of any Parts at any time to require performance by any other Party of any responsibility or obligation provided for in this Agreement shall in no way affect the full right to require such performance at any later time. The waiver by any Party of a breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of the same or any other such provision nor constitute a waiver of the responsibility or obligation itself.

                  C.  Assignability

                  This Agreement may not be assigned by any Party or to any person, firm, or corporation, nor may any Party transfer or assign or attempt to transfer or assign any right or transfer or delegate any obligation or responsibility under this Agreement to any person, firm, or corporation, without the prior written consent of the other Party; provided however that such an assignment, transfer or delegation may be made by either Party to any of its divisions, or subsidiary, affiliated, related or associated corporations without prior written consent of the other Party.


                  D.  Applicable Law and Arbitration

                  (a) This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects as an Ontario contract. Application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

                  (b) The Parties agree that any dispute, disagreement, controversy or claim arising out of or related to this Agreement including, without limitation, its formation, execution, validity, interpretation, performance, breach, enforcement and/or damages or remedies arising out of its breach or non-compliance therewith shall first be subject to negotiation for the amicable settlement thereof among the Parties and failing settlement within ninety (90) days of the giving of notice by one Party to the other, which identifies the issue to be settled, shall be finally determined by arbitration to be conducted in Toronto, Canada by a single arbitrator chosen by the Parties and, in default of such choice within ten (10) business days, as chosen by the President of the Arbitrators' Institute of Canada. The Parties agree that the provisions of the International Commercial Arbitration Act R.S.O. 1990. c.I.g 1988 of the Province of Ontario and the UNCITRAL Model Law on International Commercial Arbitration adopted thereby shall govern such arbitration and that neither of them shall apply to the courts of Ontario or any other jurisdiction to attempt to enjoin, delay, impede or interfere with or limit the rights and powers of the arbitrator under the said statute. The award of the arbitrator shall be final and conclusive and there shall be no appeal therefrom to any court, tribunal or other authority. The award of the arbitrator may be entered and enforced by any court in any jurisdiction having jurisdiction over the Parties and/or the subject matter of the award.

                  (c) Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the Parties shall negotiate appropriate modifications to this Agreement to reflect those changes that are required by law.


                  E.  Headings and Interpretation

                  The table of contents, Section, subsection, and paragraph headings of this Agreement are for the convenience of the Parties and shall not be considered in any question of interpretation or construction of this Agreement. The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

                  F.  Persons Authorized to Act for the Parties

                  This Agreement and each change, variation, or modification thereof and any notice that provides for termination of this Agreement, in whole or in part, shall be effective only when executed on behalf of each Party and where appropriate by an authorized officer of such Party.

                  Each of the Parties shall furnish the others with lists of the names and titles of the persons who are authorized to sign on its behalf the documents or papers required in conjunction with this Agreement.

                  G.  Entire Agreement of the Parties

                  This Agreement, including any exhibits referenced herein or attached hereto or thereto, constitutes the entire understanding of the Parties in respect of the subject matter of this Agreement and cancels and supersedes all previous negotiations, discussions and agreements of the Parties directly related to the subject matter of this Agreement; and there are, as of the Effective Date, no other agreements or understandings, either oral or in writing, between the Parties directly affecting this Agreement or relating to the manufacture and supply by GMCL or the purchase by AAM of GMCL Axles or Accommodation Parts. This Agreement will further override and take precedence over any subsequent document which may be used by the Parties in the execution of this Agreement (for example purchase orders), and the terms and conditions hereof shall prevail unless otherwise agreed to in writing by the Parties.

                  H.  Further Assurances

                  The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Date.

                  I.  Counterparts

                  This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  J.  Relationship of Parties


                  Nothing in this Agreement is intended to make one Party the partner, joint venturer or agent of the other Party.

                  IN WITNESS WHEREOF the parties hereto have each caused this Agreement to be executed as of the day and year first above written by its duly authorized officers.


                                      AMERICAN AXLE & MANUFACTURING, INC.


                                      Per: /s/ R.E. Dauch
                                           ------------------------------------

                                      Name: R.E. Dauch
                                            -----------------------------------

                                      Title: President & CEO
                                             ----------------------------------

                                      GENERAL MOTORS OF CANADA LIMITED

                                      Per: /s/ J.G. Waechter, Jr.
                                           ------------------------------------

                                      Name: J.G. Waechter, Jr.--Vice President
                                            -----------------------------------

                                      Per: /s/ L.D. Worrall
                                           ------------------------------------

                                      Name: L.D. Worrall
                                            -----------------------------------

                                      Title: Assistant Secretary
                                             ----------------------------------

                                   SCHEDULE 1
                                   GMCL AXLES

PART NO.                       MODEL                              RATIO*                           PART DESCRIPTION
--------                       -----                              ------                           ----------------
26031842                       C TRUCK                            3.08 STD.                        8.6 REAR AXLE ASSEMBLY
26031845                       C TRUCK                            3.08 L.D.                        8.6 REAR AXLE ASSEMBLY
26031843                       C TRUCK                            3.42 STD.                        8.6 REAL AXLE ASSEMBLY
26031846                       C TRUCK                            3.42 L.D.                        8.6 REAR AXLE ASSEMBLY
26031844                       C TRUCK                            3.73 STD.                        8.6 REAR AXLE ASSEMBLY
26031847                       C TRUCK                            3.73 L.D.                        8.6 REAR AXLE ASSEMBLY

26031848                       C TRUCK                            3.08 STD.                        8.6 REAR AXLE ASSEMBLY
26031850                       C TRUCK                            3.08 L.D.                        8.6 REAR AXLE ASSEMBLY
26031849                       C TRUCK                            3.42 STD.                        8.6 REAR AXLE ASSEMBLY
26031851                       C TRUCK                            3.42 L.D.                        8.6 REAR AXLE ASSEMBLY

26031852                       K TRUCK                            3.42 STD.                        8.6 REAR AXLE ASSEMBLY
26031855                       K TRUCK                            3.42 L.D.                        8.6 REAR AXLE ASSEMBLY
26031853                       K TRUCK                            3.73 STD.                        8.6 REAR AXLE ASSEMBLY
26031856                       K TRUCK                            3.73 L.D.                        8.6 REAR AXLE ASSEMBLY
26031854                       K TRUCK                            4.10 STD.                        8.6 REAR AXLE ASSEMBLY
26031857                       K TRUCK                            4.10 L.D.                        8.6 REAR AXLE ASSEMBLY

26031858                       K TRUCK                            3.42 STD.                        8.6 REAR AXLE ASSEMBLY
26031860                       K TRUCK                            3.42 L.D.                        8.6 REAR AXLE ASSEMBLY
26031859                       K TRUCK                            3.73 STD.                        8.6 REAR AXLE ASSEMBLY
26031861                       K TRUCK                            3.73 L.D.                        8.6 REAR AXLE ASSEMBLY

26040724                       B CAR                              2.73 STD.                        7 5/8 REAR AXLE ASSEMBLY
26040725                       B CAR                              2.73 STD.                        7 5/8 REAR AXLE ASSEMBLY
26044893 (1995)                B CAR                              2.93 STD.                        7 5/8 REAR AXLE ASSEMBLY
26044895 (1995)                B CAR                              2.93 STD.                        7 5/8 REAR AXLE ASSEMBLY

26031321 (26043712)**          S TRUCK                            3.08 STD.                        7 5/8 REAR AXLE ASSEMBLY
26031322 (26043713)**          S TRUCK                            3.42 STD.                        7 5/8 REAR AXLE ASSEMBLY

26046059                       S TRUCK EXTENDED CAB               3.08 STD.                        7 5/8 REAR AXLE ASSEMBLY
26046061                       S TRUCK EXTENDED CAB               3.42 STD.                        7 5/8 REAR AXLE ASSEMBLY
26046062                       S TRUCK EXTENDED CAB               3.42 L.D.                        7 5/8 REAR AXLE ASSEMBLY


*     L.D. = LOCKING DIFFERENTIAL (LIMITED SLIP)
**    PART NUMBER REVISION EFFECTIVE A.S.A.P.

                                   SCHEDULE 2
                     GMCL AXLE PRICE SCHEDULE $ U.S. / UNIT


PART NO.                    MODEL                          RATIO*                      *GMCL PRICE***       (See Qualifiers on
                                                                                                            Attached Notes to
                                                                                                            Schedule 2)
26031842                    C TRUCK                        3.08 STD.                   ***
26031845                    C TRUCK                        3.08 L.D.                   ***
26031843                    C TRUCK                        3.42 STD.                   ***
26031846                    C TRUCK                        3.42 L.D.                   ***
26031844                    C TRUCK                        3.73 STD.                   ***
26031847                    C TRUCK                        3.73 L.D.                   ***
26031848                    C TRUCK                        3.08 STD.                   ***
26031850                    C TRUCK                        3.08 L.D.                   ***
26031849                    C TRUCK                        3.42 STD.                   ***
26031851                    C TRUCK                        3.42                        ***

26031852                    K TRUCK                        3.42                        ***
26031855                    K TRUCK                        3.42 L.D.                   ***
26031853                    K TRUCK                        3.73 STD.                   ***
26031856                    K TRUCK                        3.73 L.D.                   ***
26031854                    K TRUCK                        4.10 STD.                   ***
26031857                    K TRUCK                        4.10 L.D.                   ***
26031858                    K TRUCK                        3.42 STD.                   ***
26031860                    K TRUCK                        3.42 L.D.                   ***
26031859                    K TRUCK                        3.73 STD.                   ***
26031861                    K TRUCK                        3.73 L.D.                   ***

26040724                    B CAR                          2.73 STD.                   ***
26040725                    B CAR                          2.73 STD.                   ***
26044893 (1995)             B CAR                          2.93 STD.                   N/A
26044895 (1995)             B CAR                          2.93 STD.                   N/A

26031321 (26043712)**       S TRUCK                        3.08 STD.                   ***
26031322 (26043713)**       S TRUCT                        3.42 STD                    ***

26046059                    S TRUCT EXTENDED CAB           3.08 STD.                   N/A
26046061                    S TRUCK EXTENDED CAB           3.42 STD.                   N/A
26046062                    S TRUCK EXTENDED CAB           3.42 L.D.                   N/A

*        L.D. = LOCKING DIFFERENTIAL (LIMITED SLIP)
**       PART NUMBER REVISION EFFECTIVE A.S.A.P.

                                   SCHEDULE 2

                                   UNIT PRICES


NOTES TO SCHEDULE 2: Unit Price columns shall be marked to reference the following qualifiers:

1/***Notwithstanding the Unit Prices set out above, increases or decreases to such Unit Prices shall be made, on a dollar for dollar basis, by reason of ***.

2/ COLUMNS FOR UNIT PRICES ARE QUALIFIED AS FOLLOWS:

*If AAM determines at any time to change the manufacturing content of GMCL Axles so as to include AAM produced components, the Parties will evaluate the implication of such content change on the total cost of the Axle Business. The Parties agree that they will make adjustments to the Unit Prices based on such evaluation. Such adjustment shall, at a minimum, include an adjustment to the affected prices equal to the difference between:

a) The St. Catharines Components Plant total production cost for each such component in the fiscal period during which it last produced such component; and

b) The total purchase price payable to AAM for each such AAM produced component.

Any such price adjustment shall be effective with the first purchase by GMCL of the said AAM component.

                                   SCHEDULE 3

                            SCHEDULING / VOLUME RATIO


PRODUCT LINES                                    ST. CATHARINES ALLOCATION
-------------                                    -------------------------

         "C" TRUCK         )
                           )
         "K" TRUCK         )
                           ) ---- >              ST. CATHARINES ALLOCATION
         "B" CAR           )                     OF 8.6" GMT 400 CK10 AXLE
                           )                     VOLUME PLUS 7 5/8" "B" CAR AXLE
                           )                     VOLUME EQUAL TO 57.9% OF TOTAL
                           )                     GM CORPORATE VOLUME
         "D" Car           )                     REQUIREMENTS FOR THESE

                                                 PRODUCT LINES.



PRODUCT LINES                                    ST. CATHARINES ALLOCATION
-------------                                    -------------------------

         "F" CAR           )
                           )
         "M" VAN           )
                           )
         "L" VAN           ) ---- >              ST. CATHARINES 'S' TRUCK 7 5/8"
                           )                     AXLE VOLUME ALLOCATION EQUAL
         "S" TRUCK         )                     TO 13.4% OF TOTAL GM CORPORATE
                           )                     VOLUME REQUIREMENTS FOR
         "T" TRUCK         )                     THESE PRODUCT LINES.